UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2004

HRPT PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-9317 (Commission file number)	04-6558834 (I.R.S. employer identification number)

400 Centre Street, Newton, Massachusetts (Address of principal executive offices)	02458 (Zip code)

Registrant’s telephone number, including area code:  617-332-3990

Item 5. Other Events.

As we previously announced, on April 16, 2004, we entered into agreements to acquire Hallwood Realty Partners, L.P. Hallwood Realty is a publicly traded limited partnership which owns a portfolio of office and warehouse/industrial properties located in seven metropolitan areas.

The agreements provide, among other things, for (1) our subsidiary’s acquisition of 330,432 of Hallwood Realty’s units of limited partner interest, or units, which together represent 20.7% of the currently outstanding units, and the general partnership interest in Hallwood Realty, and (2) the merger of another of our subsidiaries with Hallwood Realty, as a result of which holders of units and holders of options to purchase units will be paid cash consideration. The total cash purchase price for the general and limited partnership interests is approximately $250 million, subject to adjustment in certain circumstances. The agreements for the merger and the partnership interest acquisition are Exhibits 2.1 and 2.2 to this report.

In connection with entering into the agreements, HWG, LLC, the sole member of Hallwood Realty's general partner and the current holder of the 330,432 units to be purchased by us, agreed to vote those units in favor of the merger and against actions or agreements that would violate the agreements or be reasonably expected to impede or discourage the merger. In addition, we were granted a proxy to vote the units in accordance with that agreement.

Upon closing the transaction, we expect to assume approximately $208 million of Hallwood Realty’s outstanding secured debt and to prepay approximately $100 million of the debt at or shortly after the closing. Prepayment of this debt may require premiums according to contractual formulas.

The remaining debt consists of two mortgage loans. One of these loans has an effective interest rate of 8.7% and a scheduled repayment date in October, 2005. The second loan has an effective interest rate of 7.3% and a scheduled repayment date in April, 2008. After the scheduled repayment dates, these loans may be repaid without payment of a premium. We intend to repay these loans at or shortly after their respective scheduled repayment dates. The interest rates applicable to the principal amounts of these loans are fixed until three months after the applicable scheduled repayment dates, at which time they increase in accordance with contractual formulas. As of December 31, 2003, the outstanding principal amounts of these loans were approximately $77.9 million and $31.4 million, respectively.

Hallwood Realty’s properties are currently leased to approximately 500 tenants. Eight tenants are individually responsible for more than 1% of the total portfolio rents. The three largest tenants are: (i) the U.S. Government for 23% of the total rents; (ii) Ford Motor Company for 8% of the total rents; and (iii) M&T Bank for 7% of the total rents. Current lease terms vary considerably and expire between 2004 and 2020. As of April 12, 2004, occupancy of the Hallwood Realty properties was reported to be approximately 87%, and the states in which Hallwood Realty owned real estate and the annualized current rent of the portfolio by state were as follows (dollars in thousands):

Location[1]	Annualized Current Rents[2]
Georgia (2 properties)	$26,440
Michigan (3 properties)	13,045
Maryland (2 properties)	8,988
Washington (3 properties)	6,980
California (4 properties)	5,874
Ohio (1 property)	2,994
TOTALS (15 properties)	$64,321

[1]	Some properties include multiple buildings in one location.
[2]	Annualized rent is rents pursuant to signed leases as of April 12, 2004, plus expense reimbursements; includes some triple net lease rents, and excludes FAS 141 lease value amortization.

The transactions are subject to various conditions to closing, including those customary in real estate transactions, approval by holders of a majority of the units and obtaining consents from certain lenders. We currently expect the transactions to close during July, 2004. However, there can be no assurance that the conditions to closing will be satisfied or that the closing will occur. We expect to fund the acquisition with cash on hand and by borrowing under our revolving unsecured bank credit agreement.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR CURRENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR. THESE FORWARD LOOKING STATEMENTS MAY NOT OCCUR FOR VARIOUS REASONS. FOR EXAMPLE:

•	THE PURCHASE PRICE PAYABLE BY US ON ACCOUNT OF THE PURCHASE OF THE INTERESTS IN HALLWOOD REALTY IS STATED AS $250 MILLION. HOWEVER, THIS PRICE IS SUBJECT TO ADJUSTMENT BASED ON CONTRACT TERMS.

•	THE TABLE WHICH DESCRIBES THE ANNUALIZED RENTS AT THE PROPERTIES MAY IMPLY THAT THOSE RENTS AND THE OCCUPANCY OF THOSE PROPERTIES WILL CONTINUE. OCCUPANCIES MAY CHANGE BECAUSE LEASES EXPIRE, TENANTS DEFAULT OR NEW LEASES ARE ENTERED INTO. THE RENTS MAY CHANGE BECAUSE OF CHANGING OCCUPANCY OR BECAUSE OF CHANGING RENT RATES. DURING THE PAST FEW YEARS BOTH THE OCCUPANCIES AND RENTAL RATES FOR OFFICE AND WAREHOUSE/INDUSTRIAL PROPERTIES HAVE GENERALLY DECLINED BECAUSE OF DETERIORATING MARKET CONDITIONS. THESE DECLINES MAY CONTINUE OR EVEN ACCELERATE.

•	THE LISTING OF THE LARGEST TENANTS AT THE PROPERTIES AND THEIR ANNUALIZED RENTS MAY IMPLY THAT THESE TENANTS WILL REMAIN AT THESE PROPERTIES AND THAT THEY WILL CONTINUE TO PAY RENTS. SOME OF THESE TENANTS MAY RELOCATE FROM THESE BUILDINGS, AND SOME OF THESE TENANTS MAY BECOME UNWILLING OR UNABLE TO PAY THEIR RENTS. ALSO, MOST OF THE U.S. GOVERNMENT LEASES AFFORD THE GOVERNMENT AN OPTION TO TERMINATE ITS LEASES BEFORE THE STATED EXPIRATIONS, AND WE DO NOT KNOW IF AND WHEN THE GOVERNMENT MAY EXERCISE THESE OPTIONS.

•	WE EXPECT TO PREPAY A SIGNIFICANT AMOUNT OF HALLWOOD REALTY’S EXISTING DEBT; HOWEVER, WE MAY DECIDE NOT TO PREPAY, OR MAY BE UNABLE TO PREPAY, SOME OR ALL OF THIS DEBT BECAUSE OF CHANGING MARKET CONDITIONS, BECAUSE LOWER COST FINANCING IS NOT AVAILABLE TO US OR BECAUSE ACCEPTABLE PREPAYMENT TERMS CAN NOT BE NEGOTIATED WITH THE AFFECTED LENDERS.

•	WE EXPECT THIS TRANSACTION TO CLOSE IN OR ABOUT JULY, 2004. THE CLOSING OF THIS TRANSACTION MAY BE DELAYED. ALSO, THIS TRANSACTION MAY NOT CLOSE BECAUSE A MAJORITY OF THE HOLDERS OF HALLWOOD REALTY’S UNITS DO NOT APPROVE THIS TRANSACTION,

BECAUSE ANOTHER BUYER MAKES A PROPOSAL WHICH HALLWOOD REALTY PREFERS OR FOR SOME OTHER REASONS.

THERE ARE LIKELY OTHER REASONS WHY FORWARD LOOKING STATEMENTS IN THIS FORM 8-K MAY NOT OCCUR. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

2.1	Agreement and Plan of Merger, dated as of April 16, 2004, by and among HRPT Properties Trust, HWP LP Acquisition LLC, Hallwood Realty, LLC and Hallwood Realty Partners, L.P. (incorporated by reference to Exhibit 1 to the filing on Schedule 13D by HRPT Properties Trust, Reit Management & Research LLC and Reit Management & Research Trust relating to units of limited partner interest of Hallwood Realty Partners, L.P.)

2.2	Purchase Agreement, dated as of April 16, 2004, by and among HRPT Properties Trust, HRP GP, LLC, Hallwood Realty, LLC, Hallwood Commercial Real Estate, LLC, HWG, LLC, HWG Realty Investors, LLC, HWG 98 Advisors, Inc., HWG 95 Advisors, Inc. and The Hallwood Group Incorporated. (incorporated by reference to Exhibit 2 to the filing on Schedule 13D by HRPT Properties Trust, Reit Management & Research LLC and Reit Management & Research Trust relating to units of limited partner interest of Hallwood Realty Partners, L.P.)

10.1	Third Amendment, dated as of March 23, 2004, to Credit Agreement, dated as of April 30, 2001, by and among HRPT Properties Trust, each of the financial institutions signatory thereto and Wachovia Bank, National Association, as Agent. (filed herewith)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST By: /s/ Adam D. Portnoy Name: Adam D. Portnoy Title: Executive Vice President

Date: April 26, 2004